Exhibit 7.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: February 12, 2020

CGI CELLERATE RX, LLC

By:	/s/ Ronald T. Nixon
Ronald T. Nixon

By:	/s/ Brad Gurasich
Brad Gurasich

FA SANARA, LLC

By:	/s/ Ronald T. Nixon
Ronald T. Nixon

By:	/s/ Brad Gurasich
Brad Gurasich

CATALYST ROCHAL, LLC

By:	/s/ Ronald T. Nixon
Ronald T. Nixon

By:	/s/ Brad Gurasich
Brad Gurasich

/s/ Ronald T. Nixon
Ronald T. Nixon

/s/ Brad Gurasich
Brad Gurasich

The Catalyst Group, Inc.

By:	/s/ Ronald T. Nixon
Ronald T. Nixon

Family Alignment LLC

By:	/s/ Ronald T. Nixon
Ronald T. Nixon